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                                                                     Exhibit 3.3

                AMENDMENT NO.1 TO THE CERTIFICATE OF DESIGNATIONS

                                       OF

                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       OF

                      ADVANCED TECHNOLOGY INDUSTRIES, INC .



             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware.

                  The undersigned, James Samuelson, Chief Financial Officer of Advanced Technology Industries, Inc., a Delaware corporation (hereinafter called the "Corporation"), pursuant to the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, does hereby make this Amendment No. 1 to the Certificate of Designations of Series A Convertible Preferred Stock of the Corporation and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, as amended, the Board of Directors duly adopted the following resolution:

                  RESOLVED, that, in order to increase the number of shares of Series A Convertible Preferred Stock of the Corporation, paragraph 1 of the Certificate of Designations of Series A Convertible Preferred Stock of the Corporation is deleted in its entirety and in lieu thereof the following is inserted:

                  "1. NUMBER AND DESIGNATION. 950,000 shares of the Preferred Stock of the Corporation shall be designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock")."

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                  IN WITNESS WHEREOF, Advanced Technology Industries, Inc. has
caused this Amendment No.1 to the Certificate of Designations of Series A Convertible Preferred Stock of the Corporation to be executed by the undersigned this 28th day of February, 2005.


                                          ADVANCED TECHNOLOGY INDUSTRIES, INC.,


                                          By: /S/ James Samuelson
                                              ----------------------------------
                                               Name: James Samuelson
                                               Title: Chief Financial Officer